EXHIBIT 99


 For Further Information:

 United Financial Mortgage Corp.      Coffin Communications Group
 600 Enterprise Dr., Suite 206        15300 Ventura Boulevard, Suite 303
 Oak Brook, IL 60523                  Sherman Oaks, CA  91403
 (630) 571-7222                       (818) 789-0100
 (630) 571-2623 Fax                   (818) 789-1152 Fax
 Contact:  Steve Khoshabe             Contact: William F. Coffin, CEO
           Chief Financial Officer      David Watson, VP Media Relations
           sk@ufmc.com                  David.Watson@coffincg.com


 FOR IMMEDIATE RELEASE:

           United Financial Mortgage Corp. Continues Strong Growth in Second Quarter and Latest Six Months

 * Quarterly earnings rise to $0.14 per share as compared to $0.04 for the second quarter of last year

 * Six-month revenues increase 69.1% year over year


 Oak Brook, IL, December  17, 2001 -- United  Financial Mortgage Corp.  (CHX:
 'UFM' or 'the Company') today announced results for the second quarter and six months ended October 31, 2001.

 Revenues for the quarter ended October 31, 2001 increased 62.5% to $5,441,176 from $3,349,333 for the quarter ended October 31, 2000. Net income rose to $617,496, or $0.15 basic, $0.14 diluted for the most recent quarter, as compared with $171,961, or $0.04 per basic and diluted share, for the corresponding period last year.

 Revenues for the six months ended October 31, 2001 increased 69.1% to $10,617,282 from $6,280,470 for the corresponding period of 2000. Six-month net income rose to $975,821, or nearly $0.24 basic, $0.22 diluted for the most recent quarter, as compared with $243,426, or $0.06 per basic and diluted share, for the corresponding period last year.

 Company management attributed the improved quarterly and six-month results to an increase in loan volume and successful cost containment efforts set against a favorable interest rate environment.

 Joseph Khoshabe, President and CEO of United Financial Mortgage Corp., stated, "We again achieved substantial growth in our revenues and loan volume as compared to the second quarter and first six months of last year. Our internal expansion program continues, as does our improvement in operating efficiencies. We plan to continue our stock repurchase program, initiated in March of 1999."

 About United Financial Mortgage

 United Financial Mortgage Corp. is a national mortgage banker principally engaged in originating retail and wholesale mortgages for single family residences of one to four units. The Company is headquartered in Oak Brook, Illinois and has regional offices in several other states. The Company's web site (www.ufmc.com) allows consumers to get information on the many different types of mortgage loans offered by the Company, calculate mortgage payments, and apply online for a mortgage.

 This press release may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from the statements contained herein. Such risks and uncertainties include, but are not limited to, changes in the performance of the financial markets, changes in the demand for and market acceptance of the Company's products, changes in the mortgage lending industry or changes in general economic conditions, including interest rates, the impact of competition, changes in the value of real estate, the ability to maintain and increase sources of funding, and other risks disclosed from time to time in the Company's SEC reports and filings.

                        -- FINANCIAL TABLES FOLLOW --

                       United Financial Mortgage Corp.
                                Balance Sheet
                                 (Unaudited)


                                             Six Months Ended  Six Months Ended
                                             October 31, 2000  October 31, 2001
                                                 -----------     ------------
         ASSETS
    Current Assets:
      Cash                                      $  4,259,372    $   6,758,566
      Loans Held For Sale                         34,429,576      102,441,771
      Accounts Receivable                            158,554          136,647
      Due From Employees                              10,717                0
      Notes Receivable                                94,500          124,206
      Prepaid Expense                                103,586          139,226
                                                 -----------     ------------
          Total Current Assets                    39,056,306      109,622,275

    Furniture, Fixtures & Equipment
      Cost                                           708,000          853.408
      Accumulated Depreciation                      (428,818)        (537,264)
                                                 -----------     ------------
      Net Furn, Fix, & Equipment                     279,182          316,144

    Other Assets:
      Servicing Rights                               330,437        1,019,965
      Land Investments                               126,000                0
      Security Deposits                               25,854           45,704
      Investment                                     113,102          336,776
      Goodwill Net                                   119,639          109,833
                                                 -----------     ------------
         Total Other Assets                          715,032        1,512,279

         Total Assets                           $ 40,050,519    $ 111,450,697
                                                 ===========     ============

         The accompanying Notes are an integral part of this statement

                       United Financial Mortgage Corp.
                                Balance Sheet
                                 (Unaudited)



                                             Six Months Ended  Six Months Ended
                                             October 31, 2000  October 31, 2001
                                                 -----------     ------------

    LIABILITES AND STOCKHOLDERS EQUITY

    Current Liabilities:
      Accounts Payable                          $    259,626    $     630,547
      Accrued Expenses                               269,992        1,220,525
      Leases Payable-Short Term                       11,500            5,500
      Deferred Income Taxes                           34,840          563,902
      Taxes Payable                                        0          202,922
      Escrow Payable                                  22,955          270,254
      Notes Payable - Current                     32,726,305      100,286,433
                                                 -----------     ------------
         Total Current Liabilities                33,325,217      103,180,083
      Leases Payable-Long Term                         9,000            4,137
                                                 -----------     ------------
              Total Liabilities                   33,334,217      103,184,220

    Stockholders' Equity
      Common Shares, 20,000,000
      Authorized, No Par Value,
      Shares Issued and Outstanding;
      4,095,029 at Oct 31, 2000
      and Oct 31, 2001.                            6,488,286        6,437,808

    Preferred Shares, 5,000,000
      authorized, No Par Value, 63
      Series A Redeemable Shares
      Issued And Outstanding at
      Oct 31, 2000 and Oct 31, 2001.                 315,000          315,000

    Retained Earnings                                (86,984)       1,513,669
                                                 -----------     ------------
         Total Stockholders Equity                 6,716,301        8,266,477

         Total Liabilities Plus
         Stockholders Equity                    $ 40,050,519    $ 111,450,697
                                                 ===========     ============

          The accompanying Notes are an integral part of this statement

                       United Financial Mortgage Corp.
                        Condensed Statement of Income
                                 (Unaudited)

                             Three Months  Six Months  Three Months  Six Months
                                 Ended        Ended       Ended         Ended
                             Oct 31, 2000 Oct 31, 2000 Oct 31, 2001 Oct 31, 2001
                              ----------   ----------   ----------   ----------
 Revenues:
    Commissions & Fees       $ 2,824,559  $ 5,227,130  $ 4,652,205  $ 9,158,175
    Interest Income              524,775    1,053,340      788,970    1,459,107
                              ----------   ----------   ----------   ----------
          Total Revenues       3,349,333    6,280,470    5,441,176   10,617,282

 Expenses:
    Salaries & Commissions   $ 1,801,530  $ 3,328,652    2,126,089    5,060,019
    Selling & Administrative     775,624    1,499,615    1,653,732    2,753,992
    Depreciation                  47,931       86,940       30,836       57,445
    Interest Expense             496,702    1,011,805      641,505    1,208,901
                              ----------   ----------   ----------   ----------
          Total Expenses       2,951,209    5,750,080    4,431,199    9,080,357

  Income (loss) Before
    Income Taxes                 227,546      353,457    1,009,977    1,536,925
  Income Tax Provision            55,585      110,031      392,481      561,104
                              ----------   ----------   ----------   ----------
  Net Income Applicable
     To Common Shareholders  $   171,961  $   243,426  $   617,496  $   975,821
                              ==========   ==========   ==========   ==========
  Basic Net Income
     Per Common Share        $    0.0420  $    0.0628  $    0.1508  $    0.2383
                              ==========   ==========   ==========   ==========
  Diluted Net Income
     Per Common Share        $    0.0393  $    0.0557  $    0.1404  $    0.2218
                              ==========   ==========   ==========   ==========

  Shares used in computation of
     Basic Net Income
     Per Share                 4,095,029    4,095,029    4,095,029    4,095,029
  Shares used in computation of
     Diluted Net Income
     Per Share                 4,370,029    4,370,029    4,399,029    4,399,029



                The accompanying Notes are an integral part of this statement